Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Odyne Corporation (the "Company") on Form 10-KSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission (the "Report"), we, Roger M. Slotkin, Chief Executive Officer, and Daniel Bartley, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 12, 2007

/s/ Roger M. Slotkin
Roger M. Slotkin
Chairman and Chief Executive Officer

/s/ Daniel Bartley
Daniel Bartley
Chief Financial Officer